UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

CABINET GROW, INC.

(Exact name of registrant as specified in its charter)

Nevada	46-5546647
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

319 Clematis Street, Suite 1008
West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-197749

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share (the “Common Stock”), of Cabinet Grow, Inc., a Nevada corporation (the “Registrant”), to be registered hereunder is set forth under the caption “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration Statement No. 333-197749) as originally filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2014, as subsequently amended (the “Registration Statement”), and is incorporated herein by reference. In addition, a description of the Common Stock will be included in a prospectus to be subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description of Exhibit
4.1	Certificate of Designation Class A Preferred Stock (1)
4.2	Class A Preferred Stock Purchase Agreement between Cabinet Grow, Inc. and Sam May dated June 6, 2014. (2)
4.3	Class A Preferred Stock Purchase Agreement between Cabinet Grow, Inc. and Matt Lee dated June 6, 2014. (2)
4.4	$22,000 Convertible Promissory Note with Gary Gilman (2)
4.41	$22,000 Convertible Promissory Note with Sean Cook (2)
4.42	$22,000 Convertible Promissory Note with Maureen Lee (2)
4.5	Security Purchase Agreement (“SPA”) Chicago between Cabinet Grow, Inc. and Chicago Venture Partners, L.P. dated June 6, 2014. (Includes Exhibit N). (2)
4.6	Exhibit A to SPA. Secured Convertible Promissory Note between Cabinet Grow, Inc. and Chicago Venture Partners, L.P. dated June 6, 2014. (2)
4.7	Exhibit J to SPA. Pledge Agreement between Sam May and Chicago Venture Partners, L.P. dated June 6, 2014. (2)
4.8	Exhibit J to SPA. Pledge Agreement between Matt Lee and Chicago Venture Partners, L.P. dated June 6, 2014. (2)
4.9	Exhibit B to SPA. Warrant to Purchase Common Stock between Cabinet Grow, Inc. and Chicago Venture Partners, L.P. dated June 6, 2014. (2)
4.10	Amended form of Subscription Agreement (2)
4.11	Exhibit C to SPA. Membership Interest Pledge Agreement (Buyer Pledge Agreement) (2)
4.12	Exhibit D to SPA. Allocation of Purchase Price (2)
4.13	Exhibit F to SPA. Secured Buyer Note #2. (2)
4.14	Exhibit H to SPA. Buyer Note #4. (2)
4.15	Exhibit I to SPA. Security Agreement (2).
4.16	Exhibit K to SPA. Irrevocable Transfer Agent Instructions. (2)
4.17	Exhibit L to SPA. Secretary’s Certificate. (2)
4.18	Exhibit M to SPA. Share Issuance Resolution (2).

(1)	Incorporated by reference to exhibit filed on July 31, 2014 with Registration Statement on Form S-1 of the Registrant.
(2)	Incorporated by reference to exhibit filed on September 26, 2014 with Amendment No. 1 to Registration Statement on Form S-1 of the Registrant.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CABINET GROW, INC.

By:	/s/ Sam May
Name:	Sam May
Title:	Chief Executive Officer

Date: December 22, 2014